EXHIBIT 99.1

Media Contact:	Investor Contact:
Helena Kimball	Mila Birnbaum
Greenough Communications	Raindance
415.434.3200 x12	800.878.7326 ext. 3000
hkimball@greenoughcom.com	ir@raindance.com

RAINDANCE REPORTS FOURTH QUARTER AND 2003 YEAR-END RESULTS

Louisville, Colo., February 11, 2004 - Raindance Communications® (NASDAQ: RNDC), a premier provider of integrated web and audio conferencing, today announced its results for the quarter and year-ended December 31, 2003.

Fourth Quarter and 2003 Year-End Results

•	Fourth quarter revenue of $20.3 million, up 30% from the same period in 2002

•	2003 revenue increased to $70.6 million, an increase of 16% from the prior year

•	Fourth quarter net income of $1.4 million, or $0.03 per diluted share, compared to net income of $553,000 or $0.01 per diluted share, in the same period in 2002

•	2003 net income of $3.5 million, or $0.06 per diluted share, versus a net loss of $3.4 million or $0.07 per diluted share loss in 2002

•	Fourth quarter adjusted EBITDA* grew to $4.6 million from $4.1 million in the same period in 2002

•	2003 adjusted EBITDA increased to $16.6 million from $10.0 million in 2002

•	Overall gross margin of 62% in the fourth quarter compares to 63% in the same period in 2002; service gross margins of 55% in the quarter compares to 63% in the same period in 2002

Total revenue for the fourth quarter of 2003 was $20.3 million and $70.6 million for the year. These results represent a 30% increase from the same quarter in 2002 and a 16% increase from the prior year, respectively. Service revenue in the fourth quarter increased $1.7 million to $17.4 million from $15.7 in the comparable period in 2002. Software revenue was $2.9 million in the fourth quarter of 2003 and was $4.0 million for the year and we did not record any software revenue in 2002. In addition, in Q4 net income of $1.4 million, or $0.03 per diluted share, compares to net income of $553,000, or $0.01 per diluted share, in the same period of 2002. For the full year of 2003, Raindance reported net income of $3.5 million, or $0.06 per diluted share, versus a net loss of $3.4 million, or $0.07 per diluted share, in 2002. Raindance also increased adjusted EBITDA* to $4.6 million in the fourth quarter of 2003 from $4.1 million in the same period last year. For the year, adjusted EBITDA increased to $16.6 million from $10.0 million in 2002.

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“2003 was a very solid year for Raindance and looking beyond our results we made significant advances in many dimensions of our business,” said Don Detampel, Raindance president and CEO. “Our investment in Raindance’s next generation services and our new VoIP enabled infrastructure give us the means to expand Raindance’s market share and seize new opportunities. With our technology advancements as well as our sales and marketing initiatives in place, we enter the year with confidence. ”

“Having generated over $18 million in cash flow from operations in 2003 and with nearly $40 million in cash on hand, we begin 2004 in a strong position to invest in our future,” commented Nicholas Cuccaro, CFO.

Guidance

The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. In anticipation of increased sales and marketing expenditures to support the release of our next-generation service in Q1, the company anticipates a Q1 net loss in the range of $2.0 to $2.5 million. The company also expects Q1 revenues of between $18 and $19 million. While the company anticipates that revenue from services will increase, we do not expect that the $2.9 million of software license revenue from Q4 will recur.

Management will discuss these and other results and provide 2004 first quarter guidance on Raindance’s quarterly earnings call today, February 11, 2004, beginning at 4:30 p.m. Eastern Time. The public may access the call by visiting the Investor Relations section of Raindance’s web site at www.raindance.com and clicking on the Q4 2003 Earnings Webcast icon. If you are unable to participate during the live webcast, a replay of the call will be available at www.raindance.com after the conclusion of the conference call.

* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure

We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s current loan and security agreement. 2003, 2002 and fourth quarter adjusted EBITDA have been reconciled with net income (loss) for such periods in the attached Condensed Consolidated Statements of Operations. Certain charges historically presented in adjusted EBITDA have been removed from such periods to conform to the presentation of adjusted EBITDA for the fourth quarter and year to date 2003.

It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

About Raindance Communications

Raindance Communications, Inc. (Nasdaq: RNDC), headquartered in Louisville, Colorado, is a leading provider of integrated web and phone conferencing services that make everyday meetings more productive. Raindance’s convenient, reservationless audio conferencing service provides greater flexibility and reliability, increasing the efficiency of remote meetings. The company’s advanced web conferencing service increases participant interactivity and improves the bottom line by allowing users to conduct engaging remote meetings and seminars without the expense of travel. Raindance’s proprietary architecture integrates leading-edge technologies into a single convergent communications platform that has been selected by leading businesses to increase productivity and strengthen business relationships. For more information visit www.raindance.com or call 800.878.7326.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. Forward-looking statements in this release include, but are not limited to: our expectations regarding future growth and financial performance, including our ability to expand our market share; our estimates for revenue, net income and gross margins in 2004; any implication that our earnings and gross margins are sustainable or growing; and all additional statements that confer or infer future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include, but are not limited to, risks with respect to our ability to properly forecast operating results; recent changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers, including our largest customers, one of which informed us, that in the near future, they will no longer be using are services; our ability to increase existing customer usage of our services; and our ability to timely and successfully deliver our services. During this quarter and during the year we recorded a significant portion of our revenue from one customer, which subjects us to a number of risks, including a credit risk that we may not be paid a material portion of outstanding current or future accounts receivables from this customer. In addition, during the quarter we recorded a significant portion of our revenue from a license agreement that substantially increased many of our financial metrics, such as gross margins and adjusted EBITDA for the quarter and the year, which we do not expect to recur in 2004. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-Q filed on November 14, 2003. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Raindance and Raindance Communications are registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.

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RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)
(unaudited)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$39,607	$31,699
Accounts receivable, net	8,958	8,982
Prepaid expenses and other current assets	1,779	1,045

Total current assets	50,344	41,726
Property and equipment, net	25,752	24,493
Goodwill	45,587	45,587
Other assets	874	1,199

Total Assets	$122,557	$113,005

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,598	$5,193
Current portion of long-term debt	1,314	1,030
Accrued expenses	3,863	2,951
Current portion of restructuring reserve	278	507
Deferred revenue	112	423

Total current liabilities	13,165	10,104
Restructuring reserve, less current portion	187	518
Long-term debt, less current portion	1,227	2,026
Other	56	34

Total Liabilities	14,635	12,682

Stockholders’ Equity:
Common stock	81	78
Additional paid-in capital	278,440	276,211
Deferred stock-based compensation	(2,247)	(4,067)
Accumulated deficit	(168,352)	(171,899)

Total Stockholders’ Equity	107,922	100,323

Total Liabilities and Stockholders’ Equity	$122,557	$113,005

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended		Years ended
	December 31,		December 31,
	2003	2002	2003	2002
Revenue:
Service	$17,377	$15,686	$66,611	$60,651
Software	2,944	—	4,000	—

Total revenue	20,321	15,686	70,611	60,651

Cost of revenue:
Service	7,760	5,787	28,506	26,635
Software	—	—	—	—

Total cost of revenue	7,760	5,787	28,506	26,635

Gross profit	12,561	9,899	42,105	34,016

Operating expenses:
Sales and marketing	5,738	4,724	19,687	18,508
Research and development	2,412	1,634	8,289	7,599
General and administrative	1,791	2,032	7,202	7,515
Stock-based compensation expense	576	751	2,814	3,028
Severance	596	—	596	—
Asset impairment charges	—	138	—	138
Restructuring charges	—	—	—	584

Total operating expenses	11,113	9,279	38,588	37,372

Income (loss) from operations	1,448	620	3,517	(3,356)
Other income (expense), net	(5)	(67)	30	2

Net income (loss)	$1,443	$553	$3,547	$(3,354)

Net income (loss) per share-
-Basic	$0.03	$0.01	$0.07	$(0.07)

-Diluted	$0.03	$0.01	$0.06	$(0.07)

Weighted average number of common shares outstanding-
-Basic	53,124	51,801	52,672	50,502
-Diluted	55,455	53,935	54,774	50,502
Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$1,443	$553	$3,547	$(3,354)
Add: Depreciation, amortization and other income (expense), net	2,584	2,746	10,265	10,360
Add: Stock-based compensation expense	576	751	2,814	3,028

Adjusted EBITDA	$4,603	$4,050	$16,626	$10,034

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)
(unaudited)

	Years ended
	December 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$3,547	$(3,354)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,330	10,362
Restructuring charges and asset impairment charges	—	722
Stock-based compensation	2,814	3,028
Other	74	150
Changes in operating assets and liabilities:
Accounts receivable	24	(2,811)
Prepaid expenses and other current assets	(1,025)	523
Other assets	(94)	732
Accounts payable and accrued expenses	2,791	(1,121)
Deferred revenue	(311)	(1,055)

Net cash provided by operating activities	18,150	7,176

Cash flows from investing activities:
Purchase of property and equipment	(10,514)	(6,131)
Proceeds from disposition of equipment	41	11
Cash paid for acquisition of InterAct, net of cash received	—	(3,522)
Change in restricted cash	194	—

Net cash used by investing activities	(10,279)	(9,642)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,237	1,845
Payments on debt	(1,200)	(1,902)

Net cash provided (used) by financing activities	37	(57)

Increase (decrease) in cash and cash equivalents	7,908	(2,523)
Cash and cash equivalents at beginning of year	31,699	34,222

Cash and cash equivalents at end of year	$39,607	$31,699